UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2026

Greenland Mines Ltd

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2026, the board of directors (the “Board of Directors”) of Greenland Mines Ltd. (the “Company”) declared a dividend of one right (a “Right”) for each outstanding share of Common Stock, par value $0.0001 per share of the Company (the “Common Shares”). The dividend is payable on August 7, 2026 to stockholders of record as of the close of business on that date (the “Record Date”). Each Right, once exercisable, entitles the registered holder of Common Shares to purchase from the Company one (1) Common Share, at a price of $0.75, subject to certain adjustments (the “Exercise Price”).

The description and terms of the Rights are set forth in a Stockholder Rights Agreement, dated as of July 22, 2026 (as it may be amended from time to time, the “Rights Agreement”) by and between the Company and Continental Stock Transfer and Trust, as rights agent (the “Rights Agent”).

The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, including the exhibits thereto, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Distribution and Exercise of Rights; Distribution Date and Expiration Date

Subject to the terms and conditions of the Rights Agreement, the Rights will be issued in respect of all Common Shares outstanding on the Record Date, and in respect of all Common Shares issued after the Record Date and prior to the earliest to occur of the Distribution Date (as defined below) and the Expiration Date (as defined below). In addition, following the Distribution Date and prior to the Expiration Date, the Company may issue Rights in respect of any voting shares of the Company issued or sold pursuant to any of the following, to the extent already existing or outstanding prior to the Distribution Date: the exercise of stock options, under any employee plan or arrangement, upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or pursuant to contractual obligations of the Company.

The Rights are not exercisable until the Distribution Date and will expire upon the close of business on the earliest to occur of: (i) July 22, 2027, (ii) the date on which the rights are redeemed or exchanged by the Board of Directors in accordance with the Rights Agreement or (iii) the date of the Company’s 2027 annual meeting of stockholders if requisite stockholder approval of the Rights Agreement is not obtained at such meeting (such date, the “Expiration Date”). Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier to occur of (i) the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions set forth in the Rights Agreement) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”) and (ii) the tenth (10th) business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intention to commence, by any person (other than an Exempt Person, as defined in the Rights Agreement) a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person. For purposes of calculating beneficial ownership under the Rights Agreement, certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative security.

Transfer of Rights Prior to the Distribution Date; Right Certificates

Prior to the Distribution Date, the Rights will not be represented by a separate certificate, and will be evidenced by the certificate or book-entry account, as applicable, representing record ownership of the associated Common Shares. Until the earlier of the Distribution Date and the Expiration Date, any new Common Share certificate (the “Share Certificates”) issued after the Record Date will, in each case, contain a legend incorporating the Rights Agreement by reference. Notice of such legend will also be provided to holders of any new uncertificated Common Shares.

The Rights Agreement provides that, prior to the Distribution Date (or the earlier occurrence of the Expiration Date), the Rights will be transferrable only together with the transfer of the Common Shares. During such period, the surrender for transfer of any Share Certificates (or the effectuation of a book-entry transfer of Common Shares) will also constitute the transfer of the Rights associated with such Common Shares, as applicable, represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares, as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date. The Company and the Rights Agent may from time to time amend the Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will entitle the holder to purchase, upon payment of the Exercise Price, one (1) Common Share (subject to certain anti-dilution adjustments set forth in the Rights Agreement and described below).

Anti-Dilution

The Exercise Price, the number of outstanding Rights and the number of Common Shares issuable upon exercise of the Rights are subject to certain adjustments from time to time to prevent dilution in the event of a stock dividend on, stock split affecting or a subdivision or combination of, or a reclassification of, the Common Shares, or if a person or group becomes an Acquiring Person. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment, upward or downward, of at least 1% in such Exercise Price. Consequences of a Person or Group Becoming an Acquiring Person Flip-In Trigger. In the event that a person or group becomes an Acquiring Person, each Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void), will thereafter entitle the holder to purchase (in lieu of acquiring one (1) Common Share), upon payment of the Exercise Price, a number of Common Shares having a fair market value (determined pursuant to the Rights Agreement) equal to approximately two (2) times the Exercise Price in accordance with the terms of the Rights Agreement. Flip-Over Trigger. In the event that, after the time that a person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination (in which any Common Shares are changed into or exchanged for other securities or assets) or more than fifty percent (50%) of the consolidated assets or earning power of the Company and its subsidiaries are sold, proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will thereafter have the right to receive, upon exercise of the Right, that number of shares of common stock of the Principal Party (as such term is defined in the Rights Agreement) having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two (2) times the Exercise Price. Exchange of Rights. At any time after any person or group becomes an Acquiring Person (but prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Shares), the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, at an exchange ratio of one (1) Common Share for each Right (subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement) in accordance with the Rights Agreement.

Redemption of Rights

The Rights are redeemable by the Board of Directors (in its sole discretion) at any time prior to a person or group becoming an Acquiring Person. The Board of Directors must redeem all outstanding Rights, at a redemption price of $0.0001 per Right, subject to adjustment for stock dividends, subdivisions, splits, combinations or consolidations with respect to the Common Shares (the “Redemption Price”) payable, at the option of the Company, in cash, Common Shares. The right to exercise the Rights will terminate immediately upon the effective time of the redemption, and thereafter the only right of the holders of Rights will be to receive the Redemption Price.

No Rights of Holders as a Stockholder

Until a Right is exercised, the holder, in their capacity as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or to be deemed (or have the rights of a) holder of Common Shares or other securities that may at any time be issuable upon exercise thereof. Amendments For as long as the Rights are then redeemable, the Company may amend the Rights Agreement in any manner without the approval of any holders of the Rights. After the Rights are no longer redeemable, the Company may amend the Rights Agreement (other than the Redemption Price or in a manner that would cause the Rights to again become redeemable) without the approval of any holders of the Rights so long as amendment does not materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or any other person in whose hands Rights have become null and in accordance with the Rights Agreement).

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On July 23, 2026, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Form 8-K contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these documents are available on the SEC’s website, www.sec.gov. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
4.1	Stockholder Rights Agreement, dated as of July 22, 2026, by and between Greenland Mines Ltd. and Continental Stock Transfer and Trust, as Rights Agent
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2026	GREENLAND MINES LTD

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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